UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 7, 2010

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Items 5.02 and 5.03 – Amendments to Bylaws, Departure of Director, and Director Compensatory Arrangement

On October 7, 2010, the board of directors (the “Board”) of Eastman Chemical Company (the “Company”) took actions to declassify the Board and to change the Board leadership structure to establish an independent Lead Director position. The Board also selected Chief Executive Officer and director James P. Rogers to serve as Chairman of the Board and director Gary E. Anderson to serve as Lead Director, each effective January 1, 2011 upon retirement of J. Brian Ferguson as Executive Chairman of the Board. Amendments to the Company’s Certificate of Incorporation to declassify the Board will be submitted to stockholders at the Company’s 2011 annual meeting.

The text of the Company’s release announcing these actions is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

The new Board leadership structure and the Lead Director position are described in the Company’s Bylaws and Corporate Governance Guidelines as amended by the Board. The Board also established a $40,000 annual cash Lead Director retainer fee in addition to the other non-employee director compensation described under the heading “Director Compensation” in the Company’s definitive Proxy Statement for the 2010 annual meeting of stockholders (filed with the Securities and Exchange Commission on March 25, 2010).

In addition, the Board amended the Bylaws and the Corporate Governance Guidelines to: (i) conform the Bylaw provisions for stockholder director nominations and other stockholder proposals to recently changed SEC disclosure rules and to the current SEC shareholder proposal rules and pending SEC proxy access rules (so that director nominations and other proposals, whether or not also submitted for inclusion in the Company’s proxy materials, must be submitted no earlier than 150 days and not later than 120 days prior to the date on which the notice of the immediately preceding year’s annual meeting of stockholders was first sent to stockholders), (ii) conform the Bylaw provision for stockholder approval of amendments to that of the Certificate of Incorporation, and (iii) update or more closely align to current practice certain provisions of the Bylaws and of the Corporate Governance Guidelines. Since the notice of the 2010 annual meeting of stockholders was first sent to stockholders on March 25, 2010, under the amended Bylaw advance notice provision, stockholder director nominations and other stockholder proposals for the 2011 annual meeting of stockholders would be timely if delivered no earlier than October 26, 2010 and not later than November 25, 2010.

The text of the Bylaw amendments, marked to show the changes, is filed as Exhibit 3.01 to this Current Report on Form 8-K. A complete copy of the Company’s Bylaws as amended is posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance -- Bylaws” section and will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. A complete copy of the Company’s Corporate Governance Guidelines as amended, and of the Charters of each of the Board’s Committees with related amendments, are posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance – Corporate Governance Guidelines” and “Investors -- Corporate Governance – Committees” sections.

Declassification of the Board will permit Eastman stockholders to vote annually for all directors. Currently, the Company’s three classes of directors are elected for staggered three-year terms. The recommended amendments to the Certification of Incorporation to declassify the Board, and related changes to the Bylaws and Corporate Governance Guidelines, will be described in detail in the Company’s 2011 annual meeting proxy statement. If the amendments to the Certificate of Incorporation are approved at the 2011 annual meeting of stockholders by the holders of a majority of the outstanding shares of the Company’s common stock, the amendments to the Certificate of Incorporation to declassify the Board, and related amendments to the Bylaws, the Corporate Governance Guidelines, and the Charter of the Nominating and Corporate Governance Committee of the Board, would be effective when the amended Certificate of Incorporation is filed with the Secretary of State of Delaware promptly following the 2011 annual meeting of stockholders.

EASTMAN CHEMICAL COMPANY - EMN

Item 9.01(d) -- Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

3.01   Text of Amendments to Bylaws

99.01  Text of Public Release by the Company on October 14, 2010 Announcing Board Actions to Declassify Board, Create Independent Lead Director Position, and Select James P. Rogers as Chairman and Gary E. Anderson as Lead Director

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland Curtis E. Espeland Senior Vice President and Chief Financial Officer
Date: October 14, 2010